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                                                                    EXHIBIT 99.2

                                LITTELFUSE, INC.
                    SUMMARY OF EXECUTIVE OFFICER COMPENSATION

     The compensation of executive officers of Littelfuse, Inc. (the "Company") primarily consists of four variable components: base salary, a potential cash bonus under the Company's Annual Incentive Plan, equity compensation under the Littelfuse, Inc. Equity Incentive Compensation Plan (the "Equity Plan"), and other benefits.

SALARIES

     The base salaries for Mr. Gordon Hunter, the Chairman of the Board, President and Chief Executive Officer of the Company, Mr. Philip G. Franklin, Vice President, Operations Support and Chief Financial Officer of the Company, and each of the other three most highly compensated executive officers of the Company other than the Chief Executive Officer and the Chief Financial Officer named below (the "Other Executive Officers"), effective February 1, 2007, are as follows:

                                                        BASE
NAME AND PRINCIPAL POSITIONS                           SALARY
----------------------------                          --------
Gordon Hunter, Chairman, President and
   Chief Executive Officer                            $612,000
Philip G. Franklin, Vice President,
   Operations Support and Chief Financial Officer     $331,500
David R. Samyn, Vice President and General Manager,
   Electronics Business Unit                          $265,200
David W. Heinzmann, Vice President and General
   Manager, Automotive Business Unit                  $229,500
Dal Ferbert, Vice President and General Manager,
   Electrical Business Unit                           $219,300

ANNUAL INCENTIVE PLAN

     The minimum, target and maximum amounts to be awarded under the Annual Incentive Plan for fiscal year 2007 for Mr. Hunter, Mr. Franklin and each of the Other Executive Officers, subject to achievement of financial objectives of the Company and individual performance objectives, are as follows:

                                                      MINIMUM, TARGET AND
                                                        MAXIMUM AMOUNTS
                                                       AS A PERCENTAGE OF
NAME AND PRINCIPAL POSITIONS                              BASE SALARY
----------------------------                          -------------------
Gordon Hunter, Chairman, President and Chief
   Executive Officer                                      0, 90 & 180%
Philip G. Franklin, Vice President, Operations
Support and Chief Financial Officer                       0, 60 & 120%

David R. Samyn, Vice President and General Manager,
   Electronics Business Unit                              0, 50 & 100%
David W. Heinzmann, Vice President and General
   Manager, Automotive Business Unit                      0, 50 & 100%
Dal Ferbert, Vice President and General Manager,
   Electrical Business Unit                               0, 50 & 100%

EQUITY INCENTIVE COMPENSATION PLAN AWARDS

     The annual awards of options to purchase shares of Common Stock of the Company relating to fiscal year 2007, granted on April 27, 2007, with an exercise price of $41.22 per share, under the Equity Plan to Mr. Hunter, Mr. Franklin and each of the Other Executive Officers are as follows:

                                                      NUMBER
                                                        OF
NAME AND PRINCIPAL POSITIONS                          SHARES
----------------------------                          ------
Gordon Hunter, Chairman, President and Chief
   Executive Officer                                  60,000
Philip G. Franklin, Vice President, Operations
   Support and Chief Financial Officer                22,000
David R. Samyn, Vice President and General Manager,
   Electronics Business Unit                          15,000
David W. Heinzmann, Vice President and General
   Manager, Automotive Business Unit                  15,000
Dal Ferbert, Vice President and General Manager,
   Electrical Business Unit                           15,000

     The form of Stock Option Agreement under the Equity Plan, including vesting provisions, pursuant to which such awards were made is incorporated herein by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K dated April 27, 2007.

     The Company made its annual grant of Performance Shares on April 27, 2007, which consist of restricted stock awards granted subject to attaining certain performance goals over a three-year period, commencing with its fiscal year 2007, pursuant to Performance Shares Agreements with Mr. Hunter, Mr. Franklin and each of the Other Executive Officers under the Equity Plan as follows:


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
                                                       100% OF TARGET
                                                          AMOUNT IN
NAME AND PRINCIPAL POSITIONS                          NUMBER OF SHARES
----------------------------                          ----------------
Gordon Hunter, Chairman, President and Chief
   Executive Officer                                        6,000
Philip G. Franklin, Vice President, Operations
   Support and Chief Financial Officer                      5,000
David R. Samyn, Vice President and General Manager,
   Electronics Business Unit                                5,000
David W. Heinzmann, Vice President and General
   Manager, Automotive Business Unit                        5,000
Dal Ferbert, Vice President and General Manager,
   Electrical Business Unit                                 5,000

     These Performance Share awards are subject to the Company attaining certain financial performance goals relating to return on the net tangible assets and earnings before interest, taxes, depreciation and amortization of the Company during the three-year period ending January 2, 2010. A target amount of shares is awarded. The shares may be earned based on achievement of the foregoing financial performance goals on a sliding scale. If none of the performance goals are met, no shares will be earned. Shares may be earned from a threshold of 20% to a maximum of 100% of the target amount of awarded shares if certain levels of performance are achieved at the end of the three-year period. If any shares are earned, they are issued in the name of the executive but held by the Company subject to restrictions relating to continued employment with the Company and are paid half in stock and half in an equivalent amount of cash as the restrictions lapse in thirds over the next three-year period. The form of Performance Shares Agreement pursuant to which such grants were made is incorporated herein by reference to Exhibit 99.4 to the Company's Current Report on Form 8-K dated April 27, 2007.

OTHER BENEFITS

     The Chief Executive Officer, the Chief Financial Officer and the Other Executive Officers participate in the same Company medical insurance, 401(k) plan, and pension plan designed for all of the Company's full-time US associates. The Company's Supplemental Executive Retirement Plan ("SERP") is a legacy plan that is not being offered to any associates that are not currently participants in the plan. Mr. Franklin is the only named executive officer currently participating in the SERP. The Chief Executive Officer, the Chief Financial Officer and the Other Executive Officers are also provided with supplemental life insurance equal to three times salary plus $10,000, up to $5,000 of executive physicals, and financial counseling of up to $5,000, except for Mr. Hunter who is entitled to $15,000 per year of financial counseling. Additionally, Mr. Hunter is provided with a Company automobile.


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WHERE MORE INFORMATION CAN BE FOUND

     Each of the plans and agreements mentioned herein are discussed further in the Company's annual Proxy Statement for Annual Meeting of Stockholders and are filed with the SEC and can be found on the SEC's website at www.sec.gov.


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